EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


      Subsidiaries - Direct/Wholly-owned     State of Incorporation
     ------------------------------------    ----------------------

               Heritage Bank                        Alabama

     Heritage Financial Statutory Trust I         Connecticut